Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-129949

PROSPECTUS SUPPLEMENT NO. 18
(TO PROSPECTUS DATED DECEMBER 9, 2005)

$700,000,000

L-3 COMMUNICATIONS HOLDINGS, INC.

3.00% Convertible Contingent Debt SecuritiesSM (CODESSM) due 2035
and 6,841,884 Shares of Common Stock
Issuable Upon Conversion of the CODES

This prospectus supplement relates to:

•	$700,000,000 in aggregate principal amount of 3.00% Convertible Contingent Debt SecuritiesSM (CODESSM) due 2035;

•	The shares of our common stock issuable upon conversion of the CODES; and

•	The subsidiary guarantees of the CODES on behalf of each of our subsidiary guarantors.

This prospectus supplement, which supplements our prospectus dated December 9, 2005, contains information about the selling security holders.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

‘‘Convertible Contingent Debt Securities’’ and ‘‘CODES’’ are service marks of Lehman Brothers Inc.

October 12, 2006

You should rely only on the information contained in this prospectus supplement and the prospectus to which it refers. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus to which it refers is accurate only as of their respective dates.

TABLE OF CONTENTS

Page
Selling Securityholders	S-1

i

SELLING SECURITYHOLDERS

The selling holders are offering CODES and shares of common stock issuable upon conversion of the CODES under this prospectus supplement pursuant to existing registration rights conferred by the Registration Rights Agreement dated as of July 29, 2005 among L-3 Holdings, the Guarantors named therein and Lehman Brothers Inc., Bear, Stearns & Co., Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC, as initial purchasers. The following table sets forth information, as of October 12, 2006, with respect to the selling holders and the principal amounts of CODES and number of shares of common stock into which the CODES are convertible beneficially owned by each selling holder that may be offered under this prospectus supplement and related prospectus. The information is based on information provided by or on behalf of the selling holders.

The selling holders may offer all, some or none of the CODES or common stock into which the CODES are convertible. Because the selling holders may offer all or some portion of the CODES or the common stock, no estimate can be given as to the amount of the CODES or the common stock that will be held by the selling holders upon termination of any sales. In addition, the selling holders identified below may have sold, transferred or otherwise disposed of all or a portion of their CODES in transactions exempt from the registration requirements of the Securities Act or pursuant to our Registration Statement on Form S-3 and amendments or supplements thereto.

Selling holders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus supplement and related prospectus any or all of the CODES and common stock into which the CODES are convertible. Identification of any additional selling holders, if any, who exercise their registration rights, pursuant to the registration rights agreement mentioned above, will be made in the applicable prospectus supplement.

Information about the selling holders may change over time. Any changed information will be set forth in prospectus supplements or post-effective amendments. From time to time, additional information concerning ownership of the CODES and the underlying stock may rest with holders of the CODES or the common stock not named in the table below and of whom we are unaware.

While we can elect, upon conversion of each CODES, to deliver to the converting holder cash or cash and shares of our common stock, the number of shares of common stock shown in the table below assumes conversion of the full amount of CODES held by such holder at the initial conversion rate of 9.7741 shares per $1,000 principal amount of CODES. This conversion rate is subject to certain adjustments. Accordingly, the number of shares of common stock issuable upon conversion of the securities may increase or decrease from time to time. Under the terms of the indenture, fractional shares will not be issued upon conversion of the CODES. Cash will be paid instead of fractional shares, if any.

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
1976 Distribution Trust FBO A.R. Lauder/Zinterhofer(49)	$7,000	*	68.42	*
2000 Revocable Trust Lauder Zinterhofer(49)	7,000	*	68.42	*
Abbott Laboratories Annuity Retirement Plan(11)(47)	160,000	*	1,563.86	*
Alabama Children's Hospital Foundation(3)	100,000	*	977.41	*
Alcon Laboratories(49)	509,000	*	4,975.02	*
Aloha Airlines Non-Pilots Pension Trust(3)	90,000	*	879.67	*
ALTMA Fund Sicav plc in respect of Trinity Sub-Fund(28)	3,250,000	*	31,765.83	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
AM International E Mac 63 Ltd.(28)	1,181,000	*	11,543.21	*
AM Master Fund I LP(28)	5,048,000	*	49,339.66	*
American Investors Life Insurance Company(5)	700,000	*	6,841.87	*
Arkansas PERS(3)	1,865,000	*	18,228.70	*
Arkansas Teacher Retirement(6)	5,860,000	*	57,276.23	*
Arlington County Employees Retirement System(49)	1,078,000	*	10,536.48	*
Asante Health Systems(49)	167,000	*	1,632.27	*
AstraZeneca Holdings Pension(3)	565,000	*	5,522.37	*
Attorney's Title Insurance Fund(3)	210,000	*	2,052.56	*
AT&T Long Term Investment Trust(33)	280,000	*	2,736.75	*
Aventis Pension Master Trust(4)	635,000	*	6,206.55	*
B.C. McCabe Foundation of California No. 2145(7)	125,000	*	733.06	*
Baptist Health of South Florida(6)	1,060,000	*	10,360.55	*
Bill & Melinda Gates Foundation(31)	750,000	*	7,330.58	*
Black & Decker Defined Benefit(33)	65,000	*	635.32	*
Boilermakers – Blacksmith Pension Trust(4)	4,610,000	*	45,058.60	*
Boilermakers Blacksmith Pension Trust(3)	3,195,000	*	31,228.25	*
Boston Income Portfolio(34)	5,745,000	*	56,152.20	*
British Virgin Islands Social Security Board(49)	148,000	*	1,446.57	*
C&H Sugar Company Inc.(3)	125,000	*	1,221.76	*
CALAMOS® Growth & Income Fund – CALAMOS® Investment Trust(4)	72,000,000	10.3%	703,735.20	*
CALAMOS® Growth & Income Portfolio – CALAMOS® Advisors Trust(4)	445,000	*	4,349,47	*
California Correctional Peace Officers Assoc (CAL)(34)	25,000	*	244.35	*
Cervantes Portfolio LLC(31)	400,000	*	3,909.64	*
CF Core Plus F.I.(33)	15,000	*	146.61	*
CGNU Life Fund(12)	1,300,000	*	12,706.33	*
Children’s Hospital Fixed(33)	80,000	*	781.93	*
Chrysler Corporation Master Retirement Trust(54)	4,970,000	*	48,577.28	*
City and County of San Francisco Retirement System(49)	1,794,000	*	17,534.74	*
City of Cincinnati Retirement System(31)	500,000	*	4,887.05	*
City of Shreveport (LA) Employees Retirement System(7)	175,000	*	977.41	*
City University of New York(49)	168,000	*	1,642.05	*
CMH Strategies(14)	53,000	*	518.03	*
CNH Master Account LP(10)	500,000	*	4,887.05	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Coda – NMIC Convertible Portfolio(15)(32)	2,005,000	*	19,597.07	*
Coda Capital Management, LLC(15)(32)	730,000	*	7,135.09	*
Coda Capital ND Portfolio(15)(32)	205,000	*	2,003.69	*
The Colonial Williamsburg Endowment(33)	45,000	*	439.83	*
Columbia Convertible Securities Fund(22)	11,095,000	1.6%	108,443.64	*
Commercial Union Life Fund(12)	1,600,000	*	15,638.56	*
Commissioners of the Land Office(7)	990,000	*	6,255.42	*
Confederated Tribes of the Grande(33)	30,000	*	293.22	*
Convertible Securities Fund(22)	30,000	*	293.22	*
Core Bond Plus Pool-Core Plus(33)	10,000	*	97.74	*
Cowen & Company, LLC(15)	15,000	*	146.62	*
CQS Convertible and Quantitative Strategies Master Fund Ltd.(52)	4,000,000	*	39,096.40	*
Credit Suisse Asset Management(43)	1,450,000	*	14,172.45	*
Credit Suisse First Boston LLC(15)	1,125,000	*	10,995.86	*
Daimler Chrysler Corp Emp. #1 Retirement Plan, dtd 4/1/89(30)	4,055,000	*	39,633.98	*
Deerfield Academy(33)	35,000	*	342.09	*
Delaware Group Equity Funds V – Global Dividend Income Fund(50)	1,500,000	*	14,661.15	*
Delaware Investments Dividend & Income Fund(50)	290,000	*	2,834,49	*
Delaware Investments Global Dividend and Income Fund(50)	110,000	*	1,075.15	*
Delaware PERS(3)	1,418,000	*	13,859.67	*
Delaware Public Employees Retirement System(49)	1,457,000	*	14,240.86	*
Delta Airlines Master Trust(3)	705,000	*	6,890.74	*
Delta Air Lines Master Trust – CV(54)	975,000	*	9,529.75	*
Delta Pilots Disability and Survivorship Trust – CV(54)	530,000	*	5,180.27	*
Diversified High Yield Bond Fund(34)	1,305,000	*	12,755.20	*
Dreyfus High Yield Shares(33)	10,000	*	97.74	*
Dreyfus High Yield Strategies(33)	550,000	*	5,375.76	*
Dreyfus Intermediate(33)	440,000	*	4,300.60	*
Dreyfus Premier Core Bond(33)	625,000	*	6,108.81	*
Dreyfus Premier Ltd Term High Yield(33)	550,000	*	5,375.76	*
Dreyfus Premier Managed Income Fund(33)	45,000	*	439.83	*
Dreyfus Variable Core Bond Portfolio(33)	60,000	*	586.45	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Dreyfus Var-Ltd Term High Income Portfolio(33)	35,000	*	342.09	*
Duke Endowment(3)	630,000	*	6,157.68	*
EB Core Plus F.I.(33)	15,000	*	146.61	*
Elizabeth D Bruce Tr U/W(15)(32)	55,000	*	537.58	*
Engineers Joint Pension Fund(6)	455,000	*	4,447.22	*
EV Limited Duation Income Fund (LDI)(34)	3,540,000	*	34,600.31	*
Exchange Indemnity Company(33)	35,000	*	342.09	*
Factory Mutual Insurance Company(33)	200,000	*	1,954.82	*
Five Sticks L.P.(42)	2,000,000	*	19,548.20	*
Floating Rate Income Trust (EFT)(34)	345,000	*	3,372.06	*
F.M. Kirby Foundation, Inc.(54)	815,000	*	7,965,89	*
The Fondren Foundation(4)	150,000	*	1,466.12	*
Ford AUW Benefits Trust(33)	45,000	*	439.83	*
Ford Motor Company(33)	775,000	*	7,574.93	*
Fortis IM(51)	9,500,000	1.4%	92,853.95	*
FPL Group Employee Pension Plan(30)	600,000	*	5,864.46	*
FPL Group Employees Pension Plan(3)	390,000	*	3,811.90	*
Franklin and Marshall College(30)	190,000	*	1,857.08	*
Franklin Convertible Securities Fund(40)	15,000,000	2.1%	146,611.50	*
Franklin Templeton Investment Funds(41)	5,000,000	*	48,870.50	*
Froley Revy Convertible Arbitrage Offshore(3)	450,000	*	4,398.35	*
FrontPoint Convertible Arbitrage Fund L.P.(29)	2,000,000	*	19,548.20	*
FTVIP Income Securities Fund(40)	20,000,000	2.9%	195,482.00	*
Gemini Sammelstiftung Zur Forderung Der Personalvorsorge(9)	400,000	*	3,909.64	*
General Motors Broad Mandate(11)(46)	950,000	*	9,285.40	*
General Motors Investment Corp.(11)(46)	10,500,000	1.5%	102,628.05	*
Government of Singapore Investment Corporation Pte Ltd.(44)	7,560,000	1.1%	73,892.20	*
The Grable Foundation(49)	99,000	*	967.64	*
Grady Hospital Foundation(49)	158,000	*	1,544.31	*
Hallmark Master Trust High Yield Fund(34)	335,000	*	3,274.32	*
Hawaiian Electric Industries Inc.(33)	90,000	*	879.67	*
HFRCA Select Fund(35)	1,100,000	*	10,751.51	*
High Income Portfolio(34)	3,890,000	*	38,021.25	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Howard County Retirement Plan(33)	15,000	*	146.61	*
ICI American Holdings Trust(3)	410,000	*	4,007.38	*
IIU Convertible Arbitrage Fund Limited(14)	147,000	*	1,436.79	*
Independence Blue Cross(49)	894,000	*	8,738.05	*
Inflective Convertible Opportunity Fund I, L.P(5)	1,250,000	*	12,217.63	*
Inflective Convertible Opportunity Fund I, Limited(5)	4,000,000	*	39,096.40	*
ING Convertible Fund(36)	2,850,000	*	27,856.19	*
ING Equity Income Fund(15)(16)(17)	4,225,000	*	41,295.57	*
ING VP Convertible Portfolio(36)	150,000	*	1,466.12	*
Innovest Finanzdienstle(6)	1,500,000	*	14,661.15	*
INOVA Health Care Services(4)	435,000	*	4,251.73	*
Institutional Benchmark Series (MasterFeeder)(35)	1,500,000	*	14,661.15	*
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(7)	750,000	*	7,330.58	*
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(54)	420,000	*	4,105.12	*
International Truck & Engine Corporation Retiree Health Benefit Trust(54)	250,000	*	2,443.53	*
International Truck & Engine Corp. Retirement Plan for Salaried Employee's Trust(7)	530,000	*	8,601.21	*
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust(54)	230,000	*	2,248.04	*
International Union of Operating Engineers(33)	40,000	*	390.96	*
International Union of Operating Engineers (ENG)(34)	85,000	*	830.80	*
James Mellor Trust(15)(32)	42,000	*	410.51	*
Jefferies Umbrella Fund U.S. Convertible Bonds(9)	250,000	*	2,443.53	*
KBC Financial Products (Cayman Islands) Ltd.(24)	5,000,000	*	48,870.50	*
The Kellogg Company – Welfare Benefit Trust(31)	100,000	*	977.41	*
Kettering Medical Center Funded Depreciation Account(4)	340,000	*	3,323.19	*
KeySpan Foundation(7)	60,000	*	390.96	*
KeySpan Insurance Company(7)	100,000	*	586.45	*
Knoxville Utilities Board Retirement System(4)	290,000	*	2,834.49	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
LeeDavid Investments 2002 LP(15)(32)	40,000	*	390.96	*
Lehman Brothers, Inc.(15)(45)	30,410,000	4.3%	297,230.38	*
Lord Abbett Investment Trust – LA Convertible Fund(7)	3,435,000	*	17,984.34	*
Lydian Overseas Partners Master Fund L.P.(13)	31,750,000	4.5%	310,327.68	*
Lyxor/AM Investment Fund Ltd.(28)	1,875,000	*	18,326.44	*
Lyxor/Inflective Convertible Opportunity Fund(5)	1,250,000	*	12,217.63	*
Lyxor/Quest Fund Ltd.(18)	1,250,000	*	12,217.63	*
Mackay Shields LLC as investment advisor to Aftra Health Fund(19)	320,000	*	3,127.71	*
Mackay Shields LLC as investment advisor to Bay County Employees Retirement System(19)	185,000	*	1,808.21	*
Mackay Shields LLC as investment advisor to Mainstay Convertible Fund(19)	6,455,000	*	63,091.82	*
Mackay Shields LLC as investment advisor to Mainstay VP Convertible Fund(19)	4,360,000	*	42,615.08	*
Mackay Shields LLC as investment advisor to New York Life Insurance Co. (Post 82)(19)	4,680,000	*	45,742.79	*
Mackay Shields LLC as investment advisor to New York Life Insurance Co. (Pre 82)(19)	2,080,000	*	20,330.13	*
Mackay Shields LLC as investment advisor to New York Life Separate A/C 7(19)	130,000	*	1,270.63	*
Mackay Shields LLC as investment advisor to United Overseas Bank (USD)(19)	60,000	*	586.45	*
Mackay Shields LLC as investment advisor to United Overseas Bank (SGD)(19)	145,000	*	1,417.24	*
Managed Asset Trust(11)(46)	300,000	*	2,932.23	*
Marsh & McLennan Companies, Inc. U.S. Retirement Plan – High Yield(11)(47)	175,000	*	1,710.47	*
McMahan Securities Co. L.P.(15)(48)	70,000	*	684.19	*
Mellon Global High Yield Portfolio(33)	40,000	*	390.96	*
Merrill Lynch Insurance Group(49)	386,000	*	3,772.80	*
Microsoft Corporation(54)	680,000	*	6,646.39	*
Monsanto(33)	55,000	*	537.58	*
Morgan Stanley Fundamental Value Fund(15)(20)(21)	354,000	*	3,460.03	*
Municipal Employees(49)	333,000	*	3,254.78	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
National Electrical Benefit Fund(33)	125,000	*	1,221.76	*
National Fuel & Gas Company Retirement Plan(7)	680,000	*	3,029.97	*
New Orleans Firefighters Pension Relief Fund(49)	99,000	*	967.64	*
NFS-SCI Funeral and Merchandise Fixed Common Trust(7)	100,000	*	977.41	*
Nicholas Applegate Capital Management U.S. Convertible Mutual Fund(6)	500,000	*	4,887.05	*
NORCAL Mutual Insurance Company(4)	1,070,000	*	10,458.29	*
Norwich Union Life and Pension(12)	2,300,000	*	22,480.43	*
Nuveen Preferred and Convertible Fund JQC(3)	9,450,000	1.4%	92,365.25	*
Nuveen Preferred and Convertible Income Fund JPC(3)	6,900,000	*	67,441.29	*
Occidental Fire & Casualty Company(33)	20,000	*	195.48	*
Occidental Petroleum Corporation(49)	363,000	*	3,548.00	*
OCLC Online Computer Library Center Inc.(3)	50,000	*	488.71	*
OCM Convertible Trust(54)	1,695,000	*	16,567.10	*
OCM Global Convertible Securities Fund(54)	270,000	*	2,639.01	*
Ohio Bureau of Workers Compensation(49)	213,000	*	2,081.88	*
Pacific Select Fund – High Yield Bond Portfolio(53)	500,000	*	4,887.05	*
Pacific Retirement Services(33)	10,000	*	97.74	*
Partner Reinsurance Company Ltd.(54)	960,000	*	9,383.14	*
Pension, Hospitalization Benefit Plan of the Electrical Inc. Plan(7)	600,000	*	3,665.29	*
Pensionkasse Der Antalis AG(9)	70,000	*	684.19	*
Pensionkasse Der GMS-Dottikon AG(9)	130,000	*	1,270.63	*
Pensionkasse Der GMS-Gruppe AG(9)	90,000	*	879.67	*
Pensionkasse Der Lonza AG(9)	180,000	*	1,759.34	*
Pensionkasse Der Rockwell Automation AG(9)	160,000	*	1,563.86	*
Pensionkasse Huntsman (Switzerland)(9)	140,000	*	1,368.37	*
Personalfursorgestiftung Der Gebaudeversicherung Des Kantons Bern(9)	250,000	*	2,443.53	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Personalvorsorge der PV Promea(9)	340,000	*	3,323.19	*
Policeman and Fireman Retirement System of the City of Detroit(49)	646,000	*	6,314.07	*
Pomona College(33)	45,000	*	439.83	*
Privilege Portfolio Sicav(12)	5,050,000	*	49,359.21	*
Pro-Mutual(49)	1,059,000	*	10,350.77	*
Prudential Insurance Co. of America(3)	105,000	*	1,026.28	*
Public Service Entreprise Group Inc.(33)	195,000	*	1,905.95	*
Putnam High Yield Fixed Income Fund, LLC(11)(47)	60,000	*	586.45	*
Putnam High Yield Trust(11)(47)	4,990,000	*	48,772.76	*
Putnam Managed High Yield Trust(11)(47)	125,000	*	1,221.76	*
Putnam Variable Trust – Putnam VT High Yield Fund(11)(47)	1,155,000	*	11,289.09	*
Quest Global Convertible Master Fund Ltd(18)	1,250,000	*	12,217.63	*
Qwest Occupational Health Trust(54)	425,000	*	4,153.99	*
Qwest Pension Trust(54)	1,030,000	*	10,067.32	*
Rampart Enhanced Convertible Investors, LLC(30)	655,000	*	6,402.04	*
Richard Mueller(15)(32)	53,000	*	518.03	*
RWDSU Local 338 High Yield Fund(34)	100,000	*	977.41	*
The Salvation Army Central Board(33)	50,000	*	488.71	*
Salvation Army Central-Kroc Cons.(33)	10,000	*	97.74	*
Salvation Army Central-Kroc Endo(33)	5,000	*	48.87	*
Salvation Army Central Territory(33)	15,000	*	146.61	*
The St. Paul Travelers Companies, Inc. – Commercial Lines(54)	1,520,000	*	14,856.63	*
The Salvation Army – Eastern Territory(31)	250,000	*	2,443.53	*
San Diego City Retirement(6)	1,185,000	*	11,582.31	*
San Diego County Convertible(6)	1,610,000	*	15,736.30	*
SCI Endownment Care Common Trust Fund – National Fiduciary Services(4)	290,000	*	2,834.49	*
SCI Endownment Care Common Trust Fund – Wachovia Bank, NA(4)	70,000	*	684.19	*
Senior Floating Rate Trust (EFR)(34)	310,000	*	3,029.97	*
Senior Income Trust (SIT)(34)	170,000	*	1,661.60	*
SEPTA High Yield Fund(34)	100,000	*	977.41	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Silverback Master, Ltd.(23)	10,000,000	1.4%	97,741.00	*
Smith Barney Convertible Fund(11)(46)	1,700,000	*	16,615.97	*
Standish High Yield Portfolio(33)	20,000	*	195.48	*
Standish Mellon Opp High Yield(33)	25,000	*	244.35	*
State Employees’ Retirement Fund of the State of Delaware(54)	1,375,000	*	13,439.39	*
State of Oregon Equity(3)	5,280,000	*	51,607.25	*
Sterling Investment Co.(3)	900,000	*	8,796.69	*
Syngenta AG(3)	300,000	*	2,932.23	*
Thrivent Financial for Lutherans(11)(37)(38)	6,000,000	*	58,644.60	*
Thrivent High Yield Fund(11)(37)(39)	1,280,000	*	12,510.85	*
Thrivent Partner High Yield Fund(11)(37)(39)	290,000	*	2,834.49	*
Thrivent Partner High Yield Portfolio(11)(37)(39)	200,000	*	1,954.82	*
Thrivent Series Fund, Inc. - High Yield Portfolio(11)(37)(39)	1,730,000	*	16,909.19	*
Total Fina Elf Finance-SA, Inc.(4)	300,000	*	1,661.60	*
Travelers Series Trust Convertible Bond Portfolio(11)(46)	1,600,000	*	15,638.56	*
Trust Mark Insurance(49)	415,000	*	4,056.25	*
TXU Retirement Plan(33)	200,000	*	1,954.82	*
UBS (Lux.) Bond Sicav – Convert Global (USD) B(25)	2,000,000	*	19,548.20	*
UBS O'Connor LLC f/b/o O'Connor Global Convertible Bond Master Limited(25)	350,000	*	3,420.94	*
UBS Securities LLC(15)	3,815,000	*	37,288.19	*
UIF Equity Income Fund(15)(16)(17)	1,212,000	*	11,846.21	*
United Food and Commercial Workers Local 1262 and Employers Pension Fund(4)	620,000	*	6,059.94	*
University of Southern California(31)	150,000	*	1,466.12	*
UnumProvident Corporation(54)	535,000	*	5,229.14	*
US Allianz Equity Income Fund(15)(16)(17)	510,000	*	4,984.79	*
Vermont Mutual Insurance Company(7)	175,000	*	977.41	*
Vicis Capital Master Fund(26)	7,250,000	1.0%	70,862.23	*
Victory Capital Management as Agent for the Charitable Convertible Securities Fund(8)	395,000	*	3,860.77	*
Victory Capital Management as Agent for the EB Convertible Securities Fund(8)	1,035,000	*	10,116.19	*
Victory Capital Management as Agent for the Key Trust Convertible Securities Fund(8)	210,000	*	2,052.56	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Victory Capital Management as agent for the Victory Convertible Securities Fund(8)	635,000	*	6,206.55	*
Victory Capital Management as Investment Manager for Potlatch(8)	680,000	*	6,646.39	*
Virginia Retirement System(54)	3,020,000	*	29,517.78	*
Volkswagen High Yield Bond Fund(34)	50,000	*	488.71	*
W.R. Grace & Co.(33)	70,000	*	684.19	*
Wachovia Bank, N.A., as Trustee for the SCI Cemetary Merchandise Common Trust(7)	60,000	*	586.45	*
Wachovia Bank, N.A., as Trustee for the SCI Pre-Need Common Trust Fund(7)	20,000	*	195.48	*
Wachovia Capital Markets LLC(11)(27)	3,675,000	*	35,919.82	*
Wilshire Insurance Company(33)	20,000	*	195.48	*
Wyoming State Treasurer(6)	980,000	*	9,578.62	*
Zazove Convertible Arbitrage Fund, L.P.(35)	6,000,000	*	58,644.60	*
Zazove Hedged Convertible Fund, L.P.(35)	2,400,000	*	23,457.84	*
Subtotal	$480,373,000	68.6%	4,695,213.88	3.9%
All other holders of CODES or future transferees, pledgees, donees, assignees or successors of any such holders(55)(56)	$219,627,000	31.4%	2,146,670.12	1.8%
Total	$700,000,000	100.00%	6,841,884	5.7%

*	Less than one percent.

(1)	The percentages are based on $700,000,000 principal amount of CODES outstanding.

(2)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act, using 121,760,140 shares of common stock outstanding as of March 31, 2006. In calculating this amount for each holder, the number of shares of common stock issuable upon conversion of all of that holder's CODES are treated as outstanding, but no other holder's CODES are assumed to have been converted.

(3)	Ann Houlihan CCO, on behalf of Froley, Revy Investment Co., Inc., has voting and investment power over the securities identified above as beneficially owned by Alabama Children's Hospital Foundation, Aloha Airlines Non-Pilots Pension Trust, Arkansas PERS, AstraZeneca Holdings Pension, Attorney's Title Insurance Fund, Boilermakers Blacksmith Pension Trust, C&H Sugar Company Inc., Delaware PERS, Delta Airlines Master Trust, Duke Endowment, FPL Group Employees Pension Plan, Froley Revy Convertible Arbitrage Offshore, ICI American Holdings Trust, Nuveen Preferred and Convertible Fund JQC, Nuveen Preferred and Convertible Income Fund JPC, OCLC Online Computer Library Center Inc., Prudential Insurance Co. of America, State of Oregon Equity, Sterling Investment Co. and Syngenta AG.

(4)	Nick Calamos has voting and investment power over the securities identified above as beneficially owned by Aventis Pension Master Trust, Boilermakers – Blacksmith Pension Trust, CALAMOS® Growth & Income Fund - CALAMOS® Investment Trust, CALAMOS® Growth & Income Portfolio - CALAMOS® Advisors Trust, Delta Pilots Disability and Survivorship Trust, The Fondren Foundation, INOVA Health Care Services, Kettering Medical Center Funded Depreciation Account, KeySpan Foundation, KeySpan Insurance Company, Knoxville Utilities Board Retirement System, NORCAL Mutual Insurance Company, SCI

Endowment Care Common Trust Fund - National Fiduciary Services, SCI Endowment Care Common Trust Fund - Wachovia Bank, NA and United Food and Commercial Workers Local 1262 and Employers Pension Fund.

(5)	Thomas J. Roy, on behalf of Inflective Asset Management, LLC, has voting and investment power over the securities identified above as beneficially owned by American Investors Life Insurance Company, Inflective Convertible Opportunity Fund I, L.P., Inflective Convertible Opportunity Fund I, Limited and Lyxor/Inflective Convertible Opportunity Fund.

(6)	This selling holder has delegated full authority to Nicholas-Applegate Capital Management (‘‘Nicholas-Applegate’’) as investment advisor over these securities, including full voting and dispositive power. The chief investment officer of Nicholas-Applegate is Horacio Valeiras who, in such capacity, has oversight authority over all portfolio managers at Nicholas-Applegate. Nicholas-Applegate's proxy committee sets policies on the voting of all of Nicholas-Applegate's clients' securities to be voted by Nicholas-Applegate for clients. These policies are available to clients of Nicholas-Applegate upon request.

(7)	Maren Lindstrom, on behalf of Lord Abbett & Co., has voting and investment power over the securities identified above as beneficially owned by B.C. McCabe Foundation of California No. 2145, Commissioners of the Land Office, International Truck & Engine Corp. Non-Contributory Retirement Plan Trust, International Truck & Engine Corp. Retirement Plan for Salaried Employee's Trust, KeySpan Foundation, KeySpan Insurance Company, Lord Abbett Investment Trust – LA Convertible Fund, National Fuel & Gas Company Retirement Plan, NFS-SCI Funeral and Merchandise Fixed Common Trust, Pension, Hospitalization Benefit Plan of the Electrical Inc. Plan, Total Fino Elf Finance-SA, Inc., Vermont Mutual Insurance Company, Wachovia Bank, N.A., as Trustee for the SCI Cemetary Merchandise Common Trust and Wachovia Bank, N.A., as Trustee for the SCI Pre-Need Common Trust Fund.

(8)	Richard A. Janus, senior managing director, has voting and investment power over these securities.

(9)	Andy Sager, on behalf of Jefferies (Switzerland) Ltd., has voting and investment power over the securities identified above as beneficially owned by Jefferies Asset Management Ltd.

(10)	AQR Capital Management, LLC has voting and investment power over these securities.

(11)	This selling holder has identified itself as an affiliate of a registered broker-dealer. See ‘‘Plan of Distribution’’ in the related prospectus, dated December 9, 2005, for additional information.

(12)	David Clott, portfolio manager of Morley Fund Management International, has voting and investment power over these securities.

(13)	David Friezo, principal, has voting and investment power over these securities.

(14)	Teresa Memery has voting and investment power over the securities identified above as beneficially owned by CMH Strategies and IIU Convertible Arbitrage Fund Limited.

(15)	This selling holder has identified itself as a registered broker-dealer. See ‘‘Plan of Distribution’’ in the related prospectus, dated December 9, 2005, for additional information.

(16)	Van Kampen Asset Management, as investment adviser, has voting and investment power over the securities identified above as beneficially owned by ING Equity Income Fund, UIF Equity Income Fund and US Allianz Equity Income Fund.

(17)	Van Kampen Asset Mangement is a subsidiary of Morgan Stanley & Co. Incorporated, a New York Stock Exchange-listed company and one of the purchasers under the Registration Rights Agreement with respect to these securities. Van Kampen Asset Management has no actual knowledge of any other material relationship except as a selling holder but has made no affirmative inquiry with respect thereto.

(18)	Frank Campana and James Doolin have voting and investment power over the securities identified above as beneficially owned by Quest Investment Management.

(19)	Mackay Shields LLC has voting and investment power over the securities identified above as beneficially owned by Aftra Health Funds, Bay County Employees Retirement System, Mainstay Convertible Fund, Mainstay VP Convertible Fund, New York Life Insurance Co (Pre 82), New York Life Insurance Co (Post 82), New York Life Separate A/C 7, United Overseas Bank (USD) and United Overseas Bank (SGD). Mackay Shields LLC is a wholly-owned subsidiary of New York Life Investment Holdings, which is a wholly-owned subsidiary of New York Life Insurance Company.

(20)	Morgan Stanley Investment Management, as investment adviser, has voting and investment power over the securities identified above as beneficially owned by Morgan Stanley Fundamental Value Fund.

(21)	Morgan Stanley Investment Management is a subsidiary of Morgan Stanley & Co. Incorporated, a New York Stock Exchange-listed company and one of the purchasers under the Registration Rights Agreement with respect to these securities. Morgan Stanley Investment Management has no actual knowledge of any other material relationship except as a selling holder but has made no affirmative inquiry with respect thereto.

(22)	Yanfang (Emma) Yan, on behalf of Banc of America Capital Management, has voting and investment power over the securities identified above as beneficially owned by Convertible Securities Fund and Nations Convertible Securities Fund.

(23)	Elliot Bossen has voting and investment power over the securities identified above as beneficially owned by Silverback Master Ltd.

(24)	KBC Financial Products (Cayman Islands) Ltd. is an indirect wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(25)	This selling holder is a wholly-owned subsidiary of UBS AG, a Switzerland corporation, which is a publicly traded entity.

(26)	Sky Lucas, John Succo and Shad Stastney, as members, on behalf of Vicis Capital LLC, have voting and investment power over the securities identified above as beneficially owned by Vicis Capital Master Fund.

(27)	Wachovia Capital Markets LLC is a subsidiary of Wachovia Corporation.

(28)	AM Investment Partners LLC has the authority to vote over the company’s securities as investment managers. Adam Stern and Mark Friedman are the partners.

(29)	FrontPoint Convertible Arbitrage Fund GP LLC is the general partner of FrontPoint Convertible Arbitrage Fund, L.P. FrontPoint Partners LLC is the managing member of FrontPoint Convertible Arbitrage Fund GP, LLC and as such has voting and dispositive power over the securities held by the fund. Philip Duff, W. Gillespie Caffray and Paul Ghaffari are members of the board of managers of FrontPoint Partners LLC and are the sole members of its management committee. Messrs. Duff, Caffray and Ghaffari and FrontPoint Partners LLC and FrontPoint Convertible Arbitrage Fund GP, LLC each disclaim beneficial ownership of the securities held by the fund except for their pecuniary interest therein.

(30)	Palisade Capital is the investment advisor for the securities identified above as beneficially owned by DaimlerChrysler Corp Emp. #1 Retirement Plan, dtd 4/1/89, Franklin and Marshall College, FPL Group Employee Pension Plan and Rampart Enhanced Convertible Investors, LLC. Jack Feiler has voting authority.

(31)	Shenkman Capital Management, Inc. acts as investment manager to the selling holder. Shenkman Capital Management, Inc. is the investment adviser and as such has power to direct the voting and disposition of securities held by the selling holder. Mark Shenkman is the chief investment officer of Shenkman Capital Management, Inc. and has oversight authority over all portfolio managers at Shenkman Capital Management, Inc.

(32)	Jeremiah P. O’Grady, managing partner and portfolio manager, on behalf of Gartmore Global Investments, has voting and investment power over these securities.

(33)	Jason Bilodeau, Michael Dunn, Michael Chevalier, Stephen Chambers, Diana Lambert, Diane Correir-Viera and Keith Traverse, on behalf of Standish Mellon Asset Management, have voting and investment power over these securities.

(34)	Michael Weilheimer, on behalf of Eaton Vance Management High Yield Group, has voting and investment power over these securities.

(35)	Gene T. Pretti has voting and investment power over the securities identified above as beneficially owned by Zazove Associates, LLC.

(36)	Anu Sahai, vice president and portfolio manager, has voting and investment power over these securities.

(37)	Thrivent Investment Management Inc., a registered broker-dealer, is an indirect, wholly-owned subsidiary of Thrivent Financial for Lutherans.

(38)	Thrivent Financial for Lutherans is a corporation organized as a fraternal benefits society and is owned by its members.

(39)	The portfolio is an open-ended mutual fund registered with the Securities and Exchange Commission under the Investment Company Act of 1940.

(40)	Franklin convertible Securities Fund and FTVIP Income Securities Fund are both registered investment companies. David P. Gross, vice president, has voting and investment power over these securities.

(41)	Gregory E. McGowan, director, has voting and investment power over these securities.

(42)	Tugar Capital Management, L.P. is the sub-adviser of Five Sticks, L.P. Tugar Holdings, LLC is the general partner of Tugar Capital Management, L.P. Kenneth L. Tananbaum is the manager and sole member of Tugar Holdings, LLC.

(43)	Alexander Mueller, director, has voting and investment power over these securities.

(44)	The Government of Singapore Investment Corporation Pte is a government institution and not a publicly-held entity.

(45)	Lehman Brothers, Inc. was a joint bookrunner for these securities.

(46)	Salomon Brothers Asset Management, Inc. (‘‘SBAM’’) acts as the discretionary investment advisor with respect to these selling holders. SBAM is a subsidiary of Citigroup, which is a publicly traded entity.

(47)	The selling holder's account is managed by one of Putnam Investment Management, LLC (which is owned by Putnam, LLC), The Putnam Advisory Company, LLC (which is owned by Putnam Advisory Company, Limited Partnership, which is owned by Putnam, LLC), or Putnam Fiduciary Trust Company (which is owned by Putnam, LLC). Putnam, LLC is owned by Putnam Investments Trust, which is owned by Marsh & McLennan Companies, Inc., a publicly owned corporation. In addition, The Northern Trust Company serves as trustee for Abbott Laboratories Annuity Retirement Plan and Marsh & McLennan Companies, Inc. U.S. Retirement Plan – High Yield and in this capacity has shared voting and dispositive power over these securities. The Northern Trust Company is owned by Northern Trust Corporation, a publicly traded corporation.

(48)	The executive committee, consisting of Jay Glassman, Ronald Fertig, Joseph Dwyer, D. Bruce McMahan, Scott Dilinger and Norman Ziegler, has voting and investment power over these securities.

(49)	Paul Iatronica has voting and investment power over these securities.

(50)	William J. Dwyer has voting and investment power over these securities.

(51)	K. Deblandey, portfolio manager, has voting and investment power over these securities.

(52)	Michael Hintze has voting and investment power over these securities.

(53)	Michael Long and Lori Johnstone, assistant vice presidents and in their capacity as investment advisers for Pacific Life Insurance Company, have voting and investment power over these securities.

(54)	Oaktree Capital Management LLC (‘‘Oaktree’’) is the investment manager of the selling holder. It does not own any equity interest in the selling holder but has voting and dispositive power over the aggregate principal amount. Lawrence Keele is a principal of Oaktree and is the portfolio manager of the selling holder.

(55)	Only selling holders identified above who beneficially own the CODES set forth opposite their names in the foregoing table on the effective date of the registration statement of which this prospectus is a part, or any amendment thereof or supplement thereto, may sell the CODES or shares of common stock issuable upon conversion of the CODES pursuant to the registration statement. Prior to any use of this prospectus in connection with the offering of CODES or common stock by any holder not identified above, this prospectus will be amended or supplemented as required to set forth the name and principal amount or number of securities to be offered.

(56)	Assumes that any other holders of the CODES or any future pledgees, donees assignees, transferees or successors of or from any other such holders of the CODES do not beneficially own any shares of common stock other than the common stock issuable upon conversion of the CODES at the current conversion rate.

Selling holders that are also broker-dealers may be deemed to be ‘‘underwriters’’ within the meaning of that term under the Securities Act. We have been advised that none of the selling holders identified herein are broker-dealers except for Van Kampen Asset Management, Morgan Stanley Investment Management, Thrivent Investment Management, Inc., Gartmore Global Investments, Credit Suisse First Boston LLC and Lehman Brothers, Inc. These holders did not purchase the CODES directly from us, and we are not aware of any underwriting plan or agreement, underwriters' or dealers' compensation, or passive market making or stabilizing transactions involving the purchase or distribution of these securities by these holders. None of these broker-dealers have the right to designate or nominate a member or members of our Board of Directors. We have also been advised that, with respect to any selling holders identified herein who are affiliates of broker-dealers, (1) the selling holder purchased the CODES in the ordinary course of business and (2) at the time of the purchase of the CODES to be resold, the selling holder had no agreements or understandings, directly or indirectly, with any person to distribute the CODES or the underlying common stock.